[LOGO ING FUNDS]

                                                                          (e)(3)

January 20, 2006

Todd Modic
Senior Vice President
ING Investments, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258

Dear Mr. Modic:

      Pursuant to the Amended and Restated Management Agreement dated July 29, 2005, between ING Funds Trust and ING Investments, LLC (the "Agreement") we hereby notify you of our intention to modify the annual investment management fees for ING High Yield Bond Fund, ING Intermediate Bond Fund and ING National Tax-Exempt Bond Fund (the "Funds"), effective January 20, 2006. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending Schedule A of the Agreement. The Amended Schedule A, with the annual investment management fees indicated for the Funds, is attached hereto.

      Please signify your acceptance to the modification of the investment management fees for the Funds by signing below where indicated.

                                                           Very sincerely,


                                                           /s/ Robert S. Naka
                                                           ---------------------
                                                           Robert S. Naka
                                                           Senior Vice President
                                                           ING Funds Trust

ACCEPTED AND AGREED TO:
ING Investments, LLC


By: /s/ Todd Modic
    ---------------------
    Todd Modic
    Senior Vice President

7337 E. Doubletree Ranch Rd.         Tel: 480-477-3000           ING Funds Trust
Scottsdale, AZ 85258-2034            Fax: 480-477-2700
                                     www.ingfunds.com

                               AMENDED SCHEDULE A

                               with respect to the

                    AMENDED AND RESTATED MANAGEMENT AGREEMENT

                                     between

                                 ING FUNDS TRUST

                                       and

                              ING INVESTMENTS, LLC

                                                           Annual Investment Management Fee
Name of Fund                                         (as a percentage of average daily net assets)
ING Classic Money Market Fund                                            0.25%

ING High Yield Bond Fund                                  0.51% on first $1 billion of assets
                                                          0.45% on next $4 billion of assets
                                                              0.40% on assets thereafter


ING Institutional Prime Money Market Fund                                0.08%

ING Intermediate Bond Fund                                               0.17%


ING National Tax-Exempt Bond Fund                                        0.30%


                                       2